EXHIBIT 99.(a)(1)(iii)

                          NOTICE OF GUARANTEED DELIVERY

     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

     IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO JAC ACQUISITION COMPANY, INC. OR TRANSFEREE.

                          NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
                            PAR VALUE $0.01 PER SHARE

                                       OF

                                   JOULE INC.

                                       BY

                          JAC ACQUISITION COMPANY, INC.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
      12:00 MIDNIGHT, EASTERN STANDARD TIME, ON FRIDAY, DECEMBER 19, 2003,
                          UNLESS THE OFFER IS EXTENDED.

     As set forth in the Offer to Purchase (as defined below) in the section titled "The Offer, Section 3 -- Procedures For Tendering Shares," this form (or a facsimile thereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates representing shares of common stock par value $0.01 per share of Joule Inc., a Delaware corporation ("Joule") that are not currently owned by the Purchaser Group (as defined in the Offer to Purchase) (the "Shares") are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit certificates representing Shares and any other required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or by mail to the Depositary, or transmitted by telegram or facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the section titled "The Offer, Section 3 -- Procedures For Tendering Shares" in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                   By Mail, By Overnight Courier, or By Hand:
                   Continental Stock Transfer & Trust Company
                        Attn.: Reorganization Department
                           17 Battery Place, 8th Floor
                            New York, New York 10004
                          (212) 509-4000, extension 536

                            FOR NOTICE OF GUARANTEED
                              DELIVERY BY FACSIMILE
                          TRANSMISSION: (212) 616-7610

                     TO CONFIRM FACSIMILE TRANSMISSION ONLY:
                          (212) 509-4000, extension 536

                            FOR TELEPHONE ASSISTANCE:
                          (212) 509-4000, extension 536

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to JAC Acquisition Company, Inc., a newly formed Delaware corporation (the "Purchaser") owned by Emanuel N. Logothetis, Chairman of the Board and Chief Executive Officer of Joule, his sons Nick M. Logothetis and Steven Logothetis, both of whom are directors of Joule, his wife, Helen Logothetis, his daughter Julie Logothetis and John G. Wellman, Jr., President and Chief Operating Officer of Joule, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 21, 2003 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase in the section titled "The Offer, Section 3 -- Procedures For Tendering Shares."

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

Signature(s):___________________________________________________________________

Name(s) of Record Holder(s):____________________________________________________

________________________________________________________________________________

Number of Shares:_______________________________________________________________

Certificate Number(s) (If Available):___________________________________________

Dated:_________________________________________________________________200______

Address(es):____________________________________________________________________

                               (INCLUDE ZIP CODE)

Area Code and Telephone Number(s):______________________________________________

Taxpayer Identification or Social Security Number:______________________________

Check box if Shares will be tendered by book-entry transfer: [ ]

              THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule l7Ad-l5 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule l4e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three American Stock Exchange trading days after the date hereof.

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

Name of Firm:___________________________________________________________________

Address:________________________________________________________________________

                               (INCLUDE ZIP CODE)

Area Code and Telephone No.:____________________________________________________

Authorized Signature:___________________________________________________________

Name:___________________________________________________________________________

                             (PLEASE PRINT OR TYPE)
Title:__________________________________________________________________________

Date:___________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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